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                                 NIPHIX SYSTEMS

                         TRADING PARTICIPANT AGREEMENT

TRADING PARTICIPANT AGREEMENT, dated as of August 30, 1997, by and between NIPHIX INVESTMENTS INC., an Illinois corporation (the "Sponsor") and NICHI CAPITAL LIMITED, a New York corporation (the "Customer").

        The Sponsor is a broker-dealer registered with the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), a member of the National Association of Securities Dealers, Inc. ("NASD") and the Sponsor of Niphix Systems (the "System").

        The System is a proprietary electronic broker-dealer trading system operated by the Sponsor and designed to facilitate trading of securities among certain customers of the Sponsor, such as the Customer, and the purchase by such customers of securities offered by issuers who have arranged with the Sponsor to use the System in connection with offering their securities.

        Customer wishes to use the System as a means to purchase and trade securities offered through the System.

        THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:


                                   ARTICLE I
                     Definitions and Rules of Construction

1.1 Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

        (a) "Business Day" shall mean any day (other than a Saturday or Sunday) on which (i) the New York Stock Exchange is open and (ii) banks are not authorized or required to close in the City of New York.

        (b) "Business Hours" shall mean the hours during which the System is operated, which, unless changed by the Sponsor upon prior written notice to issuers and Trading Participants, shall be from 8:00 a.m. to 5:00 p.m. Central Time each Business Day.

        (c) "Clearing Broker" shall mean the clearing broker-dealer with which the Sponsor has an agreement pursuant to which the clearing broker-dealer carries and provides clearing services for the accounts of Trading Participants.

        (d) "DTC" shall mean the Depository Trust Company, a registered clearing agency under Section 17A(b)(1) of the Exchange Act, or any successor thereto.

        (e) "Issuers" shall mean those business entities that have entered into agreements with the Sponsor providing for the posting on the System of Issuer Information in connection with the offering of securities to the issued by the business entity.

        (f) "Issuer Information" shall mean the Offering Documents and any Other Issuer Information posted by Issuers on the System.

        (g) "Offering Documents" shall mean such documents as are posted by Issuers on the System and relate to the offering of securities by Issuers through the System, including, without limitation, registration statements and Regulation A offering circulars filed by Issuers with the SEC under the Securities Act, and any prospectus, offering circular, offering memorandum, purchase or sales agreement or subscription agreement or related documents, and any amendments or supplements thereto.

        (h) "Other Issuer Information" shall mean such information other than the Offering Documents as is posted by Issuers on the System, including, without limitation, reports, statements or other documents filed or required to be filed by Issuers with the SEC under the Securities Act or the Exchange Act or the rules and regulations of the SEC thereunder and amendments or supplements thereto, press, news or media releases disseminated by the Issuer, and annual, quarterly or other reports or other communications of the Issuer to holders of its securities.

        (i) "Securities Act" shall mean the Securities Act of 1933, as amended.

        (j) "System Book" shall mean, at any time during the Sponsor's operation of the System, the listing of every order for the purchase or sale of a security entered by a Trading Participant and accepted into the System for potential matching and execution.

        (k) "System Handbook" shall mean the compilation of the policies and procedures applicable to use of the System by Issuers and Trading Participants, as adopted and modified by the Sponsor from time to time.

        (l) "Trading Participants" shall mean those customers of the Sponsor, including the Customer, who have entered into Trading Participant or other agreements with the Sponsor similar to this Agreement providing for access to and use of the System to purchase and sell securities.

1.2 Rules of Construction. For all purposes of this Agreement except as otherwise expressly provided or unless the context otherwise requires:

        (a) Each use in this Agreement of a singular pronoun shall be deemed to include references to the plural and vice versa.

        (b) Article and Section headings are for convenience of reference only and shall not affect the construction of this Agreement.
            [missing copy]



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            limited to: (i) buying and selling securities comprising all or part of the Customer's Account; (ii) receiving and transferring money, securities and other property; (iii) making, giving and receiving
            demands, statements, notices and other     [illegible]
            modifying, waiving and terminating this Agreement and other agreements.

3.2     Purchase and Sale Orders.

        (a) System Orders. All orders by the Customer for the purchase or sale of securities shall be executed only through entry into and matching [illegible] countervailing orders by the System. The Customer acknowledges that the Sponsor provides no assurance that orders entered into the System will be matched, executed or settled.

        (b) Firm Orders. All orders entered by the Customer into the System shall be firm orders with a set price and size and shall not be mere indications of interest. The Customer may cancel or modify an order previously placed in the System at any time before such order is matched. The Customer may limit an order based on minimum trade size, timed release and timed expiration; provided, however, all orders must always have a set price and size. All unexecuted orders will expire at the end of the seventh calendar day after the order was accepted by the System.

        (c) Order Entry and Acceptance. The Customer shall access the System and enter all orders in compliance with the applicable provisions of the System Handbook. No order will be accepted by the Sponsor for entry into the System unless, at the time the order is entered, the Customer's Account includes sufficient funds or securities to immediately settle the purchase or sale transaction that would be executed if the order is accepted into and matched through the System.

        (d) Order Execution. Orders of the Customer entered into and accepted by the Sponsor through the System, will be accessible for viewing by all Trading Participants as part of the System Book displayed by the System during its operation. The Customer's orders included in the System Book will be executed upon being matched by the entry into and acceptance by the System of a countervailing order. Matching orders that do not correspond as to the number of securities to be purchased or sold will be executed to the extent of the greatest number of securities possible (i.e., the order for the greater number of securities will be partially filled). Matching orders will not result in an executed transaction if, upon verification before execution, the Customer's Account or the account of the counterparty Trading Participant lacks sufficient funds or securities to immediately settle the transaction.

        (e) Confirmations. Upon matching and execution of an order, the Customer will receive via electronic communication through the System an anonymous confirmation of the transaction, disclosing, to the extent required, the identity, price number of shares or units (or principal amount) of the security purchase or sold and the date and time of the transaction. If the transaction was a partial execution of the Customer's Order, the confirmation will also describe the Customer's order remaining in the System Book. The Sponsor shall transmit to the Customer by facsimile a copy of the confirmation delivered to the Customer electronically through the System.

3.3 Trade Settlement. Each transaction resulting from the execution of the Customer's orders through the System shall be settled immediately following confirmation of the transaction. The Customer agrees to have sufficient funds available in the Customer's Account to settle all purchase transactions by immediate payment for the securities purchased. The Customer agrees to have sufficient securities available in the Customer's Account to settle all sale transactions by immediate delivery of the securities sold. Settlement will be effected by the Clearing Broker through delivery of securities against payment of the purchase price. Deliveries and payments will be effected through accounting entries made in the Clearing Broker's records of the Customer's Account and the account of the other Trading Participant who is the counterparty to the transaction. The Customer acknowledges and agrees that any failure by it to deliver securities in good, legal form or to make timely payment in settlement of transactions executed through the System may result in termination by the Sponsor of this Agreement and losses for which the Customer shall be liable. The Customer shall receive prompt notice by electronic delivery through the System of any nature in the settlement of a transaction resulting from the execution by the System of an order of the Customer. If the Sponsor is unable to settle a purchase or sale transaction of the Customer by reason of the Customer's failure to make payment or deliver securities in good form, the Customer authorizes the Sponsor to take steps necessary to complete or cancel the transaction to minimize any loss, and the Customer agrees to reimburse the Sponsor for any and all costs, losses or liabilities incurred by the Sponsor, including attorneys fees.

3.4 Ownership of Securities Through DTC Book Entry. The Customer acknowledges and agrees that securities offered for purchase and sale and purchased and sold through the System will be represented by global securities in fully registered form, deposited with a custodian for and registered in the name of nominee of DTC. Beneficial interests in these securities will be shown on, and transfers thereof will be effected through, records maintained by DTC and its participants, including the Clearing Broker. The ownership interest and transfer of DTC are recorded on the records of DTC's participants. All interests in such securities will be subject to the procedures and requirements of DTC. The laws of some states require that certain persons take physical delivery in certificated form of securities that they own. Consequently, the ability to transfer beneficial interests in global securities held by or for DTC to such Persons will be limited to that extent. Because DTC can only on behalf of its participants, which in turn act on behalf of indirect participants and certain banks, the ability of a person having beneficial interest in a global security to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. The Customer acknowledges and agrees that care of securities in the Customer's Account will be the sole responsibility of the Clearing Broker, DTC and the Issuer, as applicable, and that the Sponsor shall have no responsibility in this regard.




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5.3   No Restricted Securities. The Customer shall not hold restricted securities (as that term is defined in SEC Rule 144 under the Securities
      Act) in the Customer's Account or offer to purchase or sell restricted securities through the System.
      [illegible] Notices to Sponsor. The Customer shall immediately notify the Sponsor and shall immediately [illegible] through the System upon the occurrence of any of the following:
      (a) any administrative proceeding involving or investigation of the Customer and relating to the Customer's use of the System (whether public, private, formal or informal) is commenced or threatened; and
      (b) Any representation or warranty made by the Customer in this Agreement becomes untrue.

                                   ARTICLE VI
                      Conditions to Sponsor's Obligations

      The Obligations of the Sponsor under this Agreement are subject to the following conditions:
6.1 Representation and Warranties. The Customer's representations and warranties set forth in Article IV of this Agreement are and shall be true and accurate at the time this Agreement is executed and during its entire term.
6.2 No Adverse Regulatory Action. The Performance by the parties of their respective obligations under this Agreement will not, in the reasonable opinion of the Sponsor, result in any adverse action by any regulatory authority with respect to the Sponsor.
6.3 Account with Clearing Broker. The Clearing Broker shall have approved the Customer and agreed to carry the Customer's account.
6.4 No Breach of Covenants. The Customer shall not have breached any of its covenants under this Agreement.

                                  ARTICLE VII
                            Customer Acknowledgments

      The Customer acknowledges and agrees with the Sponsor as follows:
7.1 Certain Information about the Sponsor and the System. Niphix Systems is designed to facilitate the offering and sale of securities by Issuers and the trading of securities among Trading Participants. Through its agreements with Issuers, the Sponsor, as operator of the System, allows Issuers to make available through the System information relating to them and their securities [illegible] through the System. This information is only that of the Issuer furnishing it. The Sponsor does not independently verify the accuracy or adequacy of such information. Issuers and Trading Participants are responsible for their own decisions to sell or purchase or offer to sell or purchase securities through the System and for compliance with applicable federal and state securities laws.
7.2 No Recommendation of Penny Stocks. The Sponsor is not required, by this Agreement or otherwise, to recommend, and it [illegible] not make any recommendation regarding, the purchase or sale of any security if the security would, at the time of any such recommendation, constitute a "penny stock" as defined in Section 3(51)(A) of the Exchange Act.
7.3 No Guarantee of Trades. The Sponsor does not guarantee or provide any assurance of the development or liquidity of any market for securities offered, sold or traded through the System or of the matching, execution or settlement of any order for the purchase or sale of any security placed through the System.
7.4 Suspension of Offering or Trading. The Sponsor may, in its discretion, suspend the display of Issuer Information, the trading of securities among Trading Participants, and/or any other aspect of operation of the System if necessary or appropriate to comply with applicable laws and regulations, to avoid potential liability of the Sponsor, to otherwise preserve the integrity of the System or if such suspension is deemed appropriate for any reason.
7.5 No Advice. The Sponsor does not provide the Customer with any tax, legal or accounting advice.
7.6 Recorded Telephone Calls. The Customer consents to the Sponsor recording telephone calls between the Customer and the Sponsor.
7.7 Receipt of Issuer Information. The Customer consents to the disclosure by the Sponsor and the Clearing Broker of the Customer's name to issuers of securities held in the Customer's account to facilitate the Customer's direct receipt of information distributed by such issuers to their security holders.

                                  ARTICLE VIII
                 Representations and Warranties of the Sponsor

The Sponsor Represents and warrants to the Customer as follows:
8.1 Corporate Existence and Power. The Sponsor has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Illinois with the corporate power and authority to execute, deliver and perform its obligations under this Agreement.
8.2 Broker-Dealer Status. The Sponsor is a broker-dealer registered with the SEC under the Exchange Act and with appropriate state securities administrators under applicable state laws and is a member of the NASD.
8.3 Authorization and Enforceability. The execution, delivery and performance by the Sponsor of this Agreement and the other agreements contemplated hereby have been duly authorized by all requisite corporate action and constitute the legal, valid and

      [missing copy]


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      of any filings or papers served upon the Customer in connection with such proceedings, it being understood that the Indemnified Party shall bear its own costs incurred in connection with any participation by the Indemnified Party or its counsel in the contests [illegible] Section 10.3.

                                   ARTICLE XI
                              Term and Termination

11.1 Term. This Agreement shall remain in effect until terminated (i) by the written agreement between the Customer and the Sponsor, (ii) upon ten Business Days' prior written notice by the Sponsor to the Customer, or
      (iii) immediately upon the giving of notice by the Sponsor to the Customer following an Event of Termination as defined in Section 11.2.
11.2 Event of Termination. "Event of Termination" shall mean the occurrence of any of the following:
      (a) any representation or warranty made or deemed made by the Customer in connection with this Agreement has been determined by the Sponsor to have been false, incorrect or misleading in any material respect when delivered;
      (b) any breach by the Customer of any covenant, agreement, condition, term or other provision of this Agreement not cured by the tenth Business Day following notice of such breach by the Sponsor to the Customer; or
      (c)(i)a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Customer in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Customer or for any substantial party of its property, or ordering the winding-up or liquidation of its affairs and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days, or (ii) the customer shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Customer or of any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due.

                                  ARTICLE XII
                                 Miscellaneous

12.1 [illegible] Waiver; Modifications in Writing. No failure or delay on the part of the Sponsor in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or future exercise thereof for the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Sponsor, at law or in equity. No amendment, modification, supplement, termination or waiver of this Agreement, shall be effective unless the same shall be in writing and signed by the Customer and the Sponsor. Any waiver of any provision of this Agreement, and any consent to any departure by another party to this Agreement from the terms of any provision of this Agreement, shall be effective only in the specific instance






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     1.   Arbitration is final and binding on the parties.

     2. The parties are waiving their right to seek remedies in court, including the right to jury trial.

     3. Prearbitration discovery is generally more limited than and different from court procedures.

     4. The arbitrators' award is not required to include factual findings or legal reasoning and any party's right to appeal or to seek modification of rulings by the arbitrators is strictly limited.

     5. The panel of arbitrators will typically include a minority of arbitrators who were or are affiliated with the securities industry.


     No person shall bring a punitive or certified class to arbitration, nor seek to enforce any predispute arbitration agreement against any person who has initiated in court a punitive class action; or who is a member of a punitive class who has not opted out of the class with respect to any claims encompassed by the punitive class action until: (i) the class certification is denied; or
(ii) the class is decertified; or (iii) the customer is excluded from the class by the court. Such forbearance to enforce an agreement to arbitrator shall not constitute a waiver of any rights under this Agreement except to the extent stated herein.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                             NICHI CAPITAL LIMITED
                             ------------------------------------
                             Customer

                             By: /s/ Wande Agunloye
                             ------------------------------------

                             Its: President
                             ------------------------------------

                             NIPHIX INVESTMENTS INC.
                             Sponsor

                             By: /s/ Nimish Gandhi
                             ------------------------------------
                                     Nimish Gandhi

                             Its: President



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                                                APPENDIX A

                                                Niphix Systems


INVESTOR PARTICIPATION CHARGES:        Institutional $3,500/Individual $1,000

INVESTOR ANNUAL FEE:                   $50


COMMISSION SCHEDULE:

     Initial Offering Transactions:    $18 per trade

     After Market Transaction:
     (all charges are per trade)

                                       $24 within 7 days

                                       $33 between 8 and 15 days

                                       $38 between 16 and 30 days

                                       $41 between 31 and 60 days

                                       $43 between 61 and 90 days

                                       $44 after 90 days


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